                                  EXHIBIT 23.1

                                                                    EXHIBIT 23.1



              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors
Ciba Geigy AG

The audits of Mettler-Toledo Group (the 'Group') referred to in our report dated February 5, 1996, included the related financial statement schedule as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, included in the registration statement. The financial statement schedule is the responsibility of the Group's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule when considered in relation to the combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report with respect to Mettler-Toledo Group included herein and to the reference to our firm under the headings 'Selected Historical Financial Information' and 'Independent Auditors' in the Prospectus.



KPMG FIDES PEAT
October 1, 1996
Zurich, Switzerland